JPMORGAN Small Cap Growth Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
09/22/04	Educate, Inc.


Shares            Price         Amount
2,500		  $11.00	$27,500


                                       % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.77	    N/A		 0.00%		  0.00%


Broker
Merrill Lynch & Co., Inc.


Underwriters of Educate, Inc.


Underwriters     	                  	Shares

Goldman Sachs & Co., Inc.			6,000,000
Merrill Lynch, Pierce, Fenner & Smith Inc.	4,500,000
J.P. Morgan Securities Inc. 			1,875,000
Banc of America Securities LLC 			1,125,000
Legg Mason Wood Walker, Incorporated 		  750,000
ThinkEquity Partners LLC 			  750,000

Total 					       15,000,000




JPMORGAN Small Cap Growth Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
10/06/04	New York & Co., Inc.


Shares            Price         Amount
1,000		  $17.00	$17,000


                                       % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.19	    N/A		 0.00%		  0.00%


Broker
Bear Sterns Securities Corp.


Underwriters of New York & Co., Inc.


Underwriters     	                  Shares

Bear, Stearns & Co. Inc.    		 2,250,000
J.P. Morgan Securities Inc.    		 2,250,000
Wachovia Capital Markets, LLC   	 2,250,000
Banc of America Securities LLC    	 2,000,000
Piper Jaffray & Co.     		 1,250,000



Total     				 10,000,000